Exhibit 99.1

Commonwealth Biotechnologies Inc. Provides Discussion of First Quarter 2008 Results and Market Update on New Drug Discovery Joint Venture in China

SAN DEIGO—(BUSINESS WIRE)— Commonwealth Biotechnologies, Inc. (“CBI”) (NASDAQ Capital Market:CBTE) today provided a management discussion of its first quarter 2008 financial results and a progress update on Venturepharm (Asia), CBI’s joint venture with Venturepharm Laboratories Ltd (“VPL”) (HKEX: 8225.HK).

Paul D’Sylva, CEO, said, “We believe the reported figures for the first quarter of 2008 significantly underplay the Company’s performance. Rather, the Company is well positioned for significant revenue growth through the remainder of 2008. Compounding normal seasonal variation in the contract research business, four major biosecurity-based government contracts with CBI Services expected in the first quarter of 2008 were delayed. These contracts are now underway and will contribute to revenues in the second quarter of 2008 and beyond. The Company currently has over $12 million of signed contracts due to be filled in 2008 and a strong pipeline of major contract opportunities ahead.”

CBI is pleased to report several positive events in the first quarter that have significant potential to increase revenue and earnings results through the remainder of 2008 and beyond:

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Exelgen entered into two major new drug discovery collaborations with leading international pharmaceutical companies, leading to forecast revenues of over $900,000 in the coming months for computational design and library synthesis and the eligibility of milestone and royalty payments in excess of US$25M for small-molecule therapeutics in the fields of CNS, Alzheimer’s disease, neuro-inflammation and type-2 diabetes.

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CBI Services won new government contracts valued collectively at approximately $1.8 million, bringing the value of all outstanding government sponsored contract programs in place to over $6.4 million. In the private sector, CBI Services added nearly $600,000 in new private sector contracts, mostly in the area of laboratory support services for human clinical trials.

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Mimotopes received a single order of over $600,000 for its proprietary SynPhaseTM chemistry platform from a highly prestigious US-based research institute. An additional order of over $1M from an Asia-based pharmaceutical company is expected in Q2. Mimotopes also entered into a multi-month research contract with the Baker Heart Research Institute (“BHRI”) for the supply of a peptidomimetic drug library targeting pulmonary arterial hypertension. This contract follows on from a 2007 licensing agreement, which saw Mimotopes assigned the intellectual property for this library in return for 20% of future milestone and/or licensing fees received by the BHRI.

•	FIL has expanded its paternity testing services into the UK, a market estimated to be $50 million annually and growing steadily.

Gross revenues increased to $3.33 million during first quarter of 2008 (the “2008 Quarter”), up from $2.00 million in the first quarter of 2007 (the “2007 Quarter”), while operating losses for the 2008 Quarter increased to $1.11 million from $400K during the 2007 Quarter. However, management believes the reported figures significantly underplay CBI’s performance because of a number of items including:

•	Short-term capital lease payments of $358K, related to the acquisition of Exelgen in June 2007;

•	An increase in professional fees of approximately $260K, primarily due to legal and accounting associated with the VPL joint venture and CBI’s recent issuance of convertible debt; and

•	An increase in interest and amortization of $398K related to CBI’s recent issuance of convertible debt, corporate mortgage and related fixed interest rate swap agreement.

Excluding these items, the underlying loss for the 2008 Quarter was $96K.

Venturepharm (Asia)

Beginning in the second half of 2008, the Venturepharm (Asia) joint venture with VPL, China’s largest listed contract research organization, has significant revenue and earnings potential for CBI. The establishment of the new facilities and the sourcing of staff for the joint venture has progressed steadily since its establishment in April. CBI is pleased to announce that two new state-of-the-art R&D and pre-clinical facilities of 150,000ft2 and 400,000ft2 have now been procured in Jiangsu province, China, and approximately 100 chemists have been recruited to commence operations in the new facilities targeted for the third quarter of 2008.

China’s pharmaceutical and contract research industries continue to boom—exports of medicine, health and research products reached $24.6 billion in 2007, up over 25% from 2006. At $13.6 billion, APIs led exports, followed by pharmaceutical formulations at roughly $780 million. Pharmaceutical R&D work outsourced to China-based contract research organizations was worth about $550 million in 2007 (Xinhua News, 2008). Management believes that the combination of CBI’s expertise in drug discovery services and reliable project management combined with the capacity and cost advantages offered by the new facilities in Jiangsu, will allow Venturepharm (Asia) to complete effectively on both price and quality and make significant inroads into this rapidly growing market.

In order to fund the expansion of the existing business units and the Venturepharm (Asia) joint venture initiative, CBI has exercised a put option with VPL valued at $1 million. On May 7, CBI exercised its put right to sell 463,426 shares of its common stock to VPL, and VPL agreed to purchase these shares at $2.15 per share. The transaction is scheduled to complete in June 2008.

About Commonwealth Biotechnologies, Inc.

CBI offers cutting-edge research and development products and services to the global life sciences industry. CBI now operates five distinct business units: (1) CBI Services, a discovery phase contract research organization; (2) Fairfax Identity Laboratories, a DNA reference business; (3) Mimotopes Pty Ltd, Melbourne, Australia, a peptide and discovery chemistry business; (4) Exelgen Ltd, Bude, UK, a medicinal and synthetic discovery chemistry business; and (5) Venturepharm Asia, Beijing, China, a contract research joint venture specializing in process scale-up, formulation development, cGMP manufacturing and clinical trial management. CBI companies directly employ over 100 staff in three world-class laboratories and have access to over 2,000 additional staff through CBI’s ‘Venturepharm Asia’ joint venture. For more information, visit CBI on the web at www.cbi-biotech.com

The company has engaged Kureczka/Martin Associates to provide support for corporate communications, including investor and media relations, and with their help, plans to embark on a program of regular quarterly conference calls to provide shareholders and the investment community with guidance and regular opportunities to hear from the CBI management team.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in CBI’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. Specifically, CBI cannot guarantee that:

•	The Asia-based pharmaceutical company referenced herein will complete its order with CBI in the second fiscal quarter of 2008; or

•	The Agreements executed with Venturepharm Laboratories Ltd will produce any revenues or prospects referenced herein.

CBI undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts

Commonwealth Biotechnologies, Inc.

Paul D’Sylva, Ph.D.

CEO

858-699-0298

pdsylva@cbi-biotech.com

or

Kureczka/Martin Associates

Ellen M. Martin

510-832-2044

Emm4@pacbell.net

Source: Commonwealth Biotechnologies, Inc.